Exhibit 24.1

Powers of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers (each, a “Signatory”) of CSX Corporation, a corporation organized under Virginia law (the “Company”), hereby constitutes and appoints Ellen M. Fitzsimmons, Nathan D. Goldman and Mark D. Austin (each, an “Agent”, and collectively, “Agents”) or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign any registration statement under the Securities Act of 1933, as amended, and any amendment to a previously filed registration statement, in each case relating to shares of the Corporation’s Common Stock that may be issued or sold pursuant to the CSX Special Executive Equity Award Program, and all amendments or supplements (including any post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, relating to any such registration statement or amendment, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

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This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same.

/s/ Donna M. Alvarado
Donna M. Alvarado	October 4, 2017

/s/ John B. Breaux
John B. Breaux	October 4, 2017

/s/ Pamela L. Carter
Pamela L. Carter	October 4, 2017

/s/ Steven T. Halverson
Steven T. Halverson	October 4, 2017

/s/ E. Hunter Harrison
E. Hunter Harrison	October 4, 2017

/s/ Paul C. Hilal
Paul C. Hilal	October 4, 2017

/s/ Edward J. Kelly, III
Edward J. Kelly, III	October 4, 2017

/s/ John D. McPherson
John D. McPherson	October 4, 2017

/s/ David M. Moffett
David M. Moffett	October 4, 2017

/s/ Dennis H. Reilley
Dennis H. Reilley	October 4, 2017

/s/ Linda H. Riefler
Linda H. Riefler	October 13, 2017

/s/ J. Steven Whisler
J. Steven Whisler	October 5, 2017

/s/ John J. Zillmer
John J. Zillmer	October 4, 2017